SECOND AMENDMENT TO THE
             TEJAS GAS CORPORATION THRIFT BENEFIT RESTORATION PLAN
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     WHEREAS,  Tejas Gas  Corporation  (the "Company") has adopted and maintains the Tejas Gas Corporation Thrift Benefit Restoration Plan, originally effective August 9, 1994, and as amended by the First Amendment effective on its original effective date ("Thrift Restoration Plan"); and

     WHEREAS, the Company and Shell Oil Company are forming Coral Energy Resources, L. P. and Coral Energy Resources Services Company, a service company that will employ individuals providing services to Coral Energy Resources, L. P. (either or both, as the case may be, referred to as "Coral"); and

     WHEREAS, some employees of Company subsidiaries are being transferred to Coral because of the ongoing business benefit that the Company and its subsidiaries will receive from Coral, and the transferred employees will become employees of Coral on January 1, 1996; and

     WHEREAS, the Company does not want its employees who are transferred to Coral to be treated as terminated employees for purposes of vesting, investment direction, and distributions under the Thrift Restoration Plan; and

     WHEREAS, pursuant to Section 8.1 of the Thrift Restoration Plan, the Company has reserved the right to amend the Thrift Restoration Plan at any time.

     NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES, Section 2.13 of the Thrift Restoration Plan (Definition of Employee)is amended, effective January 1, 1996, to read as follows:


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          "2.13     EMPLOYEE. "Employee" means a member of a select
          group of management or highly compensated employees of the Company or a designated Subsidiary, as determined by the Compensation Committee from time to time. An Employee who is a Participant and is transferred by the Company or a Subsidiary to Coral Energy Resources Services Company or Coral Energy Resources, L. P. will not be considered to have terminated Employment during such employment, and therefore will continue to accrue
          vesting  service   under   Section  4.8  (Vesting),  will
          continue to be eligible to direct investment of his or her Accounts under Section 5.3 (Investment of Accounts), and will not be eligible for a distribution under Article Six (Distributions) during such employment."


     IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Tejas Gas Corporation Thrift Benefit Restoration Plan to be executed by its duly authorized officer on this 6th day of October, 1995, to be effective on January 1, 1996.

                              TEJAS GAS CORPORATION


                                   /S/  JAMES W. WHALEN
                              -----------------------------
                              By: James W. Whalen
                              Its: Executive Vice President

ATTEST

     /S/  SUSAN ROZMAN
---------------------------------
Susan Rozman, Assistant Secretary